UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Advanced Inhalation Therapies (AIT) Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Derech Meir Weisgal Rehovot, Israel	7632605
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Units, each consisting of two Ordinary Shares, no par value, and three Warrants each to purchase one Ordinary Share, no par value	The NASDAQ Stock Market LLC

Ordinary Shares, no par value	The NASDAQ Stock Market LLC

Warrants to purchase Ordinary Shares, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-206557

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered.

The information required by this Item 1 is incorporated herein by reference to the information set forth under the caption “Description of Share Capital and Securities Offered Hereby” in the prospectus forming a part of the Registrant’s Registration Statement on Form F-1 (File No. 333-206557) originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 25, 2015, as amended from time to time (the “Registration Statement”). In addition, any description of such securities contained in a form of prospectus relating to the Registration Statement subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

Because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC, and the securities being registered by this Registration Statement on Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, no exhibits are required to be filed with this Registration Statement on Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED INHALATION THERAPIES (AIT) LTD.
Date: January 29, 2016
	By:	/s/ Amir Avniel
Amir Avniel
Chief Executive Officer